SCHEDULE 14A INFORMATION

	PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
	THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission only

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


	MICROS-TO-MAINFRAMES, INC.
	(Name of Registrant as Specified In Its Quarter)

	MICROS-TO-MAINFRAMES, INC.
	(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: $

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                      MICROS-TO-MAINFRAMES, INC.
                           614 Corporate Way
                    Valley Cottage, New York 10989

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MICROS-TO-MAINFRAMES, INC.:

     Notice is hereby given that the Fiscal 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Micros-to-Mainframes, Inc. (the "Company"), a New York corporation, will be held on March 31, 1998, at 614 Corporate
Way, Valley Cottage, New York at the hour of 10:00 a.m., for the following purposes:

   1. To elect five (5) Directors of the Company to serve for the ensuing year and/or until their successors are elected and qualify; and

   2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                               By Order of the Board of Directors

                               Frank T. Wong, Secretary
Valley Cottage, New York
March 3, 1998


         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE
THERE IN PERSON SHOULD THEY SO DESIRE.

                          MICROS-TO-MAINFRAMES, INC.
                              614 Corporate Way
                        Valley Cottage, New York 10989


                                PROXY STATEMENT


     This Proxy Statement is being furnished in connection with the solicitation of proxies by Micros-To-Mainframes, Inc. (the "Company") to be voted at the Fiscal 1997 Annual Meeting of the Shareholders
(the "Annual Meeting") to be held at 614 Corporate Way, Valley Cottage,
New York on March 31, 1998 at 10:00 a.m., and at any and all adjournments thereof. This Proxy Statement and accompanying Notice of Meeting and form of proxy are to be first mailed on or about March 3, 1998 to the holders of record of the Company's common stock, $.001 par value per share
("Common Stock) as of the close of business on March 2, 1998. At the close of business on March 2, 1998, there were issued and outstanding and entitled to vote 4,450,374 Common Stock. Each share of Common Stock is entitled to one vote on each matter which may properly come before the Meeting. All expenses of this solicitation will be paid for by the Company, which solicitation will be made by use of the mails or by personal contacts by the officers of the Company. The affirmative vote of the plurality of the votes cast by the holders of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required for the election of Directors. The affirmative vote of the majority of the votes cast by the holders of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote, voting together as a single class, is required to adopt each other proposal to be acted on at the Annual Meeting.

        Common Stock represented by a valid unrevoked proxy will be voted at the Annual Meeting and any adjournment thereof as specified therein by the person giving the proxy. If no specification is made, the Common Stock represented by such proxy will be voted in favor of each Director for re-election. Shares represented by proxies which are marked "Abstain" for any matter, and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. A proxy may be revoked by the person executing the same. at any time before the authority thereby granted is exercised, upon written notice of revocation received by the Company's Secretary, by, executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person.

         A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholders, for any purpose germane to the Annual Meeting, at the offices of the Company, 614 Corporate Way, Valley Cottage, New York 10989, during ordinary business hours for ten (10)days prior to the Annual Meeting. Such list shall also be available during the Meeting.

                ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

Proposal 1.      Election of Five (5) Nominees As Directors

         At the Annual Meeting, five (5) Directors are to be elected for the ensuing year and until their successors are duly elected and qualify. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. The proxies cannot be voted for more than five Directors at the Annual Meeting.

         Proxies not marked to the contrary will be voted "For" the election of the following six persons, all of whom are standing for re-election to the Board of Directors:

Name              Age        Position(s)           Year First Became a Director

Howard Pavony        47      Chairman of the Board of        1986
                             Directors

Steven H. Rothman    49      Chief Executive Officer,        1986
                             President and a Director

Ramon Mota           36      Vice President-Technology       1996
and a Director

William Lerner*      64      Director                        1995

Arnold J. Wasserman* 60      Director                          -
___________

* Member of the Audit Committee and Compensation Committee.

         Howard Pavony served as the Company's Co-Chief Executive Officer, President and a Director since the Company's inception in May 1986 and has served as Chairman of the Board of Directors since September 1996. He has also served as Vice President of MTM Advanced Technology, Inc. since 1986. From 1977 until 1986, Mr Pavony was employed by Data Research Associates ("DRA"), a computer hardware and accessories company, rising to the positions of Vice President of Sales and member of the Executive Board of DRA.

         Steven H. Rothman served as the Company's Co-Chief Executive Officer, Vice President, and a Director since the Company's inception in May 1986 and has served as Chief Executive Officer, President and Director since September 1996. Mr. Rothman was the Company's Secretary from May 1986 to September 1995. He has also served as President of MTM Advanced Technology, Inc.
since 1986. From 1976 until 1986, Mr. Rothman was employed by DRA, rising to the positions of Director of Marketing and member of the Executive Board.

         Ramon Mota has served as a Director of the Company since May 6, 1996. He joined the Company in October 1991, acting as a technical salesperson for the Company and was promoted to Director of Technology in June 1992. He became Vice President-Technology of the Company in April 1993. He also has been Co-President of Data.Com since May 1996. Prior thereto, from 1989 until September 1991, Mr. Mota served as an engineer with Multitech System, Inc. a modem manufacturing and data communications company.

         William Lerner has served as a Director of the Company since September 1995 and is the Chairman of the Audit and Compensation Committees. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania since 1991. From 1990 to 1991, Mr. Lerner was Vice President and general counsel to Hon Development Company, a California real estate development company. From 1986 to 1990, Mr. Lerner was a Vice President and general counsel of The Geneva Companies, a California based business valuation and mergers and acquisitions firm specializing in privately owned middle-market companies. Mr. Lerner previously served as the Director of Compliance with the American Stock Exchange and as a Branch Chief, Enforcement Attorney for the Securities and Exchange Commission. Mr. Lerner serves asa director of Helm; of Seitel, Inc., a New York Stock Exchange listed company engaged in several facets of the oil and gas business; and of Rent-Way, Inc., a NASDAQ listed company engaged in the rent-to-own business.

Arnold J. Wasserman has, for the past 25 years, been a principal of P & A Associates, a leasing/consulting firm. Prior to that, he held positions with IBM and Litton Industries. Mr.Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is a director of On-Sight Sourcing, Inc. and Stratasys, Inc., both publicly traded companies. Mr. Wasserman will be named to the Audit Committee and the Compensation Committee.

All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

The Company has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee were each composed of Messrs. Farley and Lerner. The duties of the Audit Committee include recommending the engagement of independent public accountants, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent public accountants the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. Among the duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options, to review any compensation and incentive program for executive officers of the Company and to monitor the performance of any pension or profit sharing programs of the Company.

The Board of Directors held six meetings during the year ended March 31, 1997 "Fiscal 1997". The Compensation Committee held one meeting, and the Audit Committee held one meeting during Fiscal 1997. Each incumbent Director attended at least 75% of the Board meetings held by the Company during the time he served on the Board and of the meetings of Committees on which such Director served.

DIRECTOR FEES

The Company's independent directors receive an annual fee of $9,000 payable quarterly in advance. In addition, each independent director receives $1,500 for attendance in person at each Board meeting and $250 for participating in each telephonic board meeting held. Each independent director also received ten-year options to purchase 2,500 shares of Common Stock, exercisable, beginning September 16, 1995, at $7.00 per share. See "1993 Employee Stock Option Plan" below, for the terms of stock options granted to the Company's directors. Members of the Audit Committee and Compensation Committee are appointed annually and serve at the discretion of the Board of Directors. Each member of each committee will receive $1,000 for each meeting attended in excess of five committee meetings of such committee per year.

Management-Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Certain of the Company's directors have received stock options from the Company. See "Stock Option Plans" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 2, 1998, certain information concerning the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table below and (iv) all Directors and executive officers as a group:

                       Number of                 Percentage of Outstanding
Name                   Shares (1)                      Common Stock

Steven H. Rothman       1,158,625 (2) (3)                 25.6%

Howard Pavony           1,157,500 (2)(4)                  25.6%

Ramon Mota                 20,065 (2)                       *

William Lerner              5,000 (2)                       *
423 East Beau Street
Washington, PA 15301


All Directors and executive
officers as a group
   (4 persons)           2,341,190 (2)(3)(4)              52.6%

------------------------
*Represents less than 1%.

(1) Unless otherwise indicated the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Includes options held by Steven Rothman and Howard Pavony each to purchase 80,000 shares of the Company's common stock, options to purchase 20,000 shares held by Ramon Mota and options to purchase 5,000 shares held by Mr. Lerner which are currently exercisable. Does not include options held by each of Messrs. Pavony and Rothman to purchase 30,000 shares and by Mr. Mota to purchase 10,000 shares, none of which are currently exercisable.

(3) Includes 1,125 shares held by the wife of Mr. Rothman. Also includes an aggregate of 169,139 shares of the Company's common stock held in trust for Mr. Rothman's three children. Mr.Rothman disclaims beneficial ownership of all of such shares.

(4) Includes an aggregate of 164,044 shares held in trust for Mr. Pavony's two children. Mr.Pavony disclaims beneficial ownership of all of such shares.


                         EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the three fiscal years ended March 31, 1997 by certain executive officers of the Company. No other executive officers received compensation in excess of $100,000 during such years.


                                  Annual Compensation                          Long-Term
                                                                              Compensation
--------------------------------------------------------------------------------------------------
Name and Principal
Position                   Year       Salary($)  Bonus($)   Other Annual         Shares Underlying
                                                            Compensation($)         Optrions(#)
--------------------------------------------------------------------------------------------------
Howard Pavony              1997      $185,417    $20,000        (1)                    50,000
  Chairman of the          1996      $165,000    $20,000        (1)                    10,000
  Board of Directors       1995      $165,000    $20,000        (1)                       -

Steven H. Rothman          1997      $185,417    $20,000        (1)                    50,000
  Chief Executive          1996      $165,000    $20,000        (1)                    10,000
  Officer and President    1995      $165,000    $20,000        (1)                       -

Ramon Mota                 1997      $105,000     $9,000        (1)                     5,000
  Vice President           1996      $ 95,000    $10,500        (1)                       -
      -Technology          1995          -          -                                     -


-----------
(1)	The above compensation figures do not include the cost to the
Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business.

OPTION GRANTS IN LAST FISCAL YEAR

        The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during the year ended March 31, 1997, exercise information and potential realizable value.




                          Individual Grants
                          -----------------                                                                 Potential Realizable
                                                                                                              Value at Assumed
                  Number of               Percent of                                                        Annual Rates of Stock
                  Securities              Total Options                                                       Price Appreciation
                  Underlying              Granted to                                                            for Option Term
                  Options                 Employees in         Exercise                Expiration           ---------------------
Name              Granted(#)              Fiscal Year         Price($/sh)                Date               5%($)          10%($)
------            ----------              -----------         -----------             ----------            -----          ------
Steven H. Rothman   50,000                   31.6%              $4.43                 8/31/2001               0            $30,000

Howard Pavony       50,000                   31.6%              $4.43                 8/31/2001               0            $30,000

Ramon Mota           5,000                     3.1              $2.50                11/30/2001              $7,450        $12,650

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

                                                                                Value of
                                                           Number of           Unexercised
                                                          Unexercised          In-The-Money
                           Shares                           Options              Options
                          Acquired                        at FY-End(#)          at FY-End($)
                          on Exer-            Value       Exercisable/          Exercisable/
      Name                cise (#)           Realized    Unexercisable         Unexercisable
      ----                --------           --------    -------------         -------------
Steven H. Rothman           -0-                -0-         70,000/40,000            -
Howard Pavony               -0-                -0-         70,000/40,000            -
Ramon Mota                  -0-                -0-         18,750/6250         $28,200/3,150



EMPLOYMENT AGREEMENTS

    The Company has entered into identical five-year employment agreements with its Chairman of the Board of Directors and its Chief Executive
Officer and President, Howard Pavony and Steven H. Rothman, respectively.
The agreements provide that Messrs. Pavony and Rothman shall devote all of their business time to the Company, each in consideration of an annual salary of $200,000 for the five-year period commencing on September 1, 1996 plus, on each anniversary of the commencement date, a cumulative annual cost of living increase equal to the greater of (i) the percentage increase indicated by the Consumer Price Index for all urban consumers for the year then ended; and $10,000; provided the Board of Directors does not freeze all executive
employee salaries for economic reasons.   Messrs.  Pavony and Rothman shall
each be entitled to an annual bonus based upon the performance of the Company and determined at the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

    On April 1, 1996, the Company and Mr. Mota entered into a three-year employment agreement providing for a base salary of $98,000 in the first year, $105,000 in the second year and $115,000 in the third year; a bonus depending upon the earnings generated by the Advanced Technology Group; grants of five-year options to purchase up to 5,000 shares of Common Stock in each of the first two years of the term; and a $300 to $400/month car
allowance.   The Company further agreed to use its best efforts to designate
Mr. Mota as a member of the Board from and after the next annual meeting of the Company's shareholders through the initial term of his employment withthe Company.


STOCK OPTION PLANS

    The Company has established a 1993 Stock Option Plan (the "1993 Plan"), which was approved by the Board of Directors on May 10, 1993 and a 1996 Stock Option Plan (the "1996 Plan"), which was approved by the Board of Directors on April 1, 1996 and ratified by the Shareholders at the Annual Meeting on August 20, 1996.


     Pursuant to the 1993 Plan, as of March 31, 1997, the Company has granted an aggregate of 250,000 stock options. Of these, 202,500 are exercisable as of March 31, 1997, and 27,500 have been exercised as of March 31, 1997. 17,500 options have been canceled to date and are available for regrant under the 1993 Plan. Messrs. Pavony and Rothman each hold five-year incentive stock options to purchase up to 50,000 shares of Common Stock at $3.375 per share and 10,000 shares of the Common Stock at $6.125 per share. Mr. Mota holds incentive stock options to purchase up to 20,000 shares of Common Stock at $1.25 per share and 5,000 shares of Common Stock at $3.375 per share. Mr. Wong holds incentive stock options to purchase 5,000 shares of Common Stock at $3.375 per share and 10,000 shares of Common Stock at $5.125 per share. Mr. Lerner holds options to purchase up to 2,500 shares of Common Stock at $7.00 per share and 2,500 shares of Common Stock at $4.0625 per share.

     Pursuant to the 1996 Plan, as of March 31, 1997, the Company has granted an aggregate of 145,000 stock options. None of these are exercisable as of March 31, 1997. Messrs. Pavony and Rothman each hold incentive stock options to purchase up to 50,000 shares of Common Stock at $4.43 per share.
Mr. Mota holds incentive stock options to purchase up to 5,000 shares of Common Stock at $2.50 per share.

SUMMARY OF THE PLANS

     Both the 1993 Plan and the 1996 Plan (each, a "Plan"), provide for the grant of options to qualified employees (including officers and directors) of the Company. and its subsidiaries,independent contractors, consultants and certain other individuals to purchase shares of Common Stock. Each
Plan must be administered by the Board of Directors or a committee of at least two disinterested members of the Board of Directors (the "Compensation Committee"). The Board or the Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the respective Plan. The exercise price of options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the date of grant. An option may be exercised by tendering payment of the purchase price to the Company or, at the discretion of the Board of Directors or Compensation Committee, by delivery of shares of Common Stock having a fair market value equal to the exercise price or through a cashless exercise involving the cancellation of a portion of the shares underlying the options ("Option Shares") having a fair market value equal to the exercise price of the Option Shares issued. Options granted under a Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Option Shares that are canceled or terminated may later be re-granted. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.


      The 1993 Plan provides for the grant of options to purchase up to an aggregate of 250,000 Option Shares. Options granted under the 1993 Plan may or may not be "incentive stock options" as defined in Section 422 of the Code ("ISOs"), and non-qualified stock options ("NQSOs") may be granted in tandem with Stock Depreciation Rights ("SARs") or Stock Depreciation Rights, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

     The 1996 Plan provides for the grant of options to purchase up to an aggregate of 350,000 Option Shares. Options granted under the 1996 Plan may be ISOs or NQSOs and may be granted in tandem with SARs, depending upon the terms established by the Board or the Compensation Committee at the time of grant.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

     It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, to review the compensation levels and performance of management and to recommend compensation changes to the Board of Directors. The Compensation Committee was established and its members were appointed on September 15, 1995.
Prior to that date, the Board of Directors was responsible for the duties now performed by the Compensation Committee. The reports of each are set forth below.

REPORT BY COMPENSATION COMMITTEE

Philosophy.

     The Compensation Committee believes that maximizing shareholder value is the most important measure of success, and achieving this depends on the coordinated efforts of individual employees working as a team toward defined common performance goals. The objectives of the Company's compensation program are to align executive compensation with shareholder value, to reward individual and team effort and performance furthering the Company's business goals and to attract, retain and reward employees who will contribute to the long-term success of the Company.

     The total direct compensation package for the Company's executives, including the Chairman of the Board of Directors and the Chief Executive Officer and President, is made up of three elements: (i) a competitive base salary; (d) attractive short-term incentives to executives to earn additional bonus income based on operating results; and (iii) the grant of stock options, from time to time, to executives in an effort to provide a closer identification of the executives' interests with those of the Company and its shareholders by giving them an opportunity to acquire a proprietary interest in the Company by means of the purchase of Common Stock.

Salary


    The salaries of the Company's executive officers for Fiscal 1997 were fixed by the Compensation Committee. The Compensation Committee believes that the basic philosophy regarding salaries to be followed is to consider increases based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload. The Compensation Committee also considers demonstrated loyalty and commitment to the Company and the competitive alaries offered by similar companies to attract executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to an other employees of the Company. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts win be considered on the basis of the performance of the individual, the performance of the Company and the compensation philosophy of the Company.


Chairman of the Board of Directors and Chief Executive Officer and President

     Each, the Chairman of the Board of Directors and Chief Executive Officer and President have an employment agreement, as described above, which terminate in September 2001.

Bonuses

     Bonus incentives are structured so that if the Company achieves its target goals, the incentive bonuses for the executives could be a significant percentage of base salary. This policy is designed to further motivate individuals to improve performance. Bonuses were awarded during Fiscal 1997 to the Chairman of the Board of Directors and the Chief Executive Officer and President in the amount of $20,000 each and to Mr. Mota in the amount of $9,000.

Stock Options

     Executives are eligible for annual stock option grants under the employee stock option plans applicable, from time to time, to employees generally.
The number of options granted to any individual depends on individual performance, salary level and competitive data, and the impact that such employee's productivity may make to shareholder value over time. In addition, in determining the number of stock options granted to each executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in the Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests.

     During Fiscal 1997, the Company granted to each of Messrs. Pavony and Rothman options pursuant to the 1996 Plan to purchase 50,000 shares of Common Stock at an exercise price of $4.43 per share. The Company granted Mr. Mota options pursuant to the 1996 Plan to purchase 5,000 shares of Common Stock at $2.50 per share.

Respectfully Submitted,

The Compensation Committee:

William Lerner, Chairman
Joseph J. Farley


PERFORMANCE GRAPH

     The graph below compares the cumulative shareholder return of the Company with the cumulative return on the S&P 500 Stock Index and a Peer Group Index and a Peer Group Index assuming a $100 investment made on October 27, 1993,
when public trading of the Company's common stock commenced.   Cumulative
return data presented assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                   Comparison of Cumulative Total Return
                    Among Micros-To-Mainframes, Inc.,
              the S&P SmallCap Index and the Peer Group Index

                                          Indexed Returns

Company/Index                                At March 31:
                                        -----------------------------
                        Oct. 27, 1993   1994    1995    1996    1997

MICROS-TO-MAINFRAMES           100      88.89   117.17  153.54  101.00
S&P 500 INDEX                  100      94.65   99.64   130.47  140.88
PEER GROUP                     100      113.04  79.88   123.72  103.32


     The Company has constructed a Peer Group consisting of other computer equipment resellers and packagers that also provide consulting services to their clients, including Dataflex Corp., Glasgal Communications, Inc., Government Technology Services, Inc., Pomeroy Computer Res. Inc. and Transnet Corp. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.


                           OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice and as described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement.
If any other matters come before the Annual Meeting, the person(s) named in the accompanying proxy will vote on those matters according to their best judgment.

                             EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement the enclosed proxy and other materials, and the cost of soliciting proxies with respect to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in mines of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by Officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


              COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during Fiscal 1997, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.


                     INCORPORATION BY REFERENCE

      The financial information required to be included in this Proxy Statement by Item 13 of Schedule 14A of the Proxy Rules is hereby incorporated by this reference from the Company's Annual Report to Shareholders mailed to shareholders with this Proxy Statement.

                       SHAREHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming shareholders' meeting of the Company may seek to have the proposal included in the Proxy Statement or form of proxy for such meeting unless that person
(a) is a record or beneficial owner of at least $1,000 in market value of Common Stock, has held such Common Stock for at least one year at the time the proposal was submitted, and such person shall continue to own such Common throughout the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under New York law to present his proposal for action and (d) submits his proposal timely. A proposal, to be included in the proxy Statement Company's next annual meeting of shareholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than July 20, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held this year, or if the Proposal is to be presented at any meeting other than the next annual meeting of shareholders, the proposal must be received a the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if requested by the proponent, for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                       By Order of the Board of Directors

                                       Frank T. Wong, Secretary

Valley Cottage, New York
March 3, 1998

     Copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by shareholders (including beneficial owners of Common Stock) upon written request to Frank T. Wong, the Company's Secretary, Micros-to-Mainframes, Inc., 614 Corporate Way, Valley Cottage, New York, 10989. In addition, the Company's EDGAR filings may be found on the Worldwide Web at www.sec.gov.